Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Aytu BioPharma, Inc. and Subsidiaries’ Registration Statements on Form S-8 (No. 333-255325,333 – 205462 and 333-236598) and Form S-3 (Nos. 333-259862, 333-235548, 333-236599 and 333-239010), Form S-4 (File No. 333-252450, 333-235695 and 333-239011) and Form S-1 (File Nos. 333-207421, 333-205414, 333-209874, 333-210144, 333-212100, 333-213738, 333-213489, 333-220351, 333-222994, 333-223385, 333-227243 and 333 -227706)  of our report dated September 27, 2022 relating to the fiscal year 2022 consolidated financial statements that appear in this Annual Report on Form 10-K.

/s/Plante & Moran, PLLC

Denver, Colorado

September 27, 2022